Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Dex One Corporation:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
/s/ KPMG LLP
Raleigh, North Carolina
October 11, 2010